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                                                                     EXHIBIT 4.2

                                 FLIGHTSERV.COM

                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (the "Agreement") is entered into as of December 31, 1999 by and among Flightserv.com, a Delaware corporation (the "Company"), and holders of the Company's common stock listed on Exhibit A hereto as the "Holders". The Company and the Holders are sometimes referred to herein collectively as the "Parties" or individually as a "Party."

                                     RECITAL

         WHEREAS, in connection with settlement of certain claims between the Company and the Holders, the parties hereto desire to enter into this Agreement to extend registration rights to the Holders.

                                    AGREEMENT

         In consideration of the foregoing and of the mutual promises and covenants contained herein, the Parties agree as follows:

1.       Registration Rights.

         1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings.

                  (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  (b) "Holder" means any person or persons to whom Registrable Securities were originally issued or qualifying transferees under Section 1.9 hereof who hold Registrable Securities.

                  (c) "Initiating Holders" shall mean any Holder or Holders of at least fifty percent (50%) of the Registrable Securities.

                  (d)      "Registrable Securities" means (i) the common stock
                           of the Company held by the Holders on the date of
                           this Agreement; and (ii) stock issued in respect of the stock referred to in (i) as a result of a stock split, stock dividend, recapitalization or the like, which have not been sold to the public.
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                  (e)      The terms "register," "registered" and "registration"
                           refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  (f) "Registration Expenses" shall mean all expenses, except "Selling Expenses" defined below, incurred by the Company in complying with Sections 1.2, 1.3 and
                           1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration.

                  (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  (h) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all reasonable fees and disbursements of counsel for the selling Holders.

         1.2      Requested Registration.

         (a) Request for Registration. If the Company receives from Initiating Holders a written request that the Company effect a registration covering not less than thirty percent (30%) of the Registrable Securities, the Company will:

                  (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                  (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate compliance with applicable regulations issued under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities as are specified in such request, together with all or such portion of the


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                           Registrable Securities of any Holder or Holders
                           joining in such request as are specified in a written request received by the Company within twenty days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registrations, qualification or compliance pursuant to this Section 1.2:

                                    (A)      Before the effective date of the
                                             registration statement to be filed
                                             in connection with the common stock
                                             financing currently being arranged
                                             on behalf of the Company by Four
                                             Corners Capitol, LLC (the "Four
                                             Corners Registration Statement");

                                    (B)      In any particular jurisdiction in
                                             which the Company would be required
                                             to execute a general consent to
                                             service of process in effecting
                                             such registration, qualification or
                                             compliance unless the Company is
                                             already subject to service in such
                                             jurisdiction and except as may be
                                             required by the Securities Act;

                                    (C)      After the Company has effected one
                                             such registration pursuant to this
                                             Section 1.2(a), and such
                                             registrations has been declared or
                                             ordered effective; and has remained
                                             effective for at least 120 days or
                                             such shorter period during which
                                             the distribution described in the
                                             registration statement has been
                                             completed; and

                                    (D)      If the Company shall furnish to
                                             such Holders a certificate signed
                                             by the President of the Company
                                             stating that in the good faith
                                             judgment of the Board of Directors
                                             it would be seriously detrimental
                                             to the Company or its shareholders
                                             for a registration statement to be
                                             filed in the near future on the
                                             grounds that such a registration
                                             statement would force premature
                                             disclosure of a material pending
                                             transaction or event of the
                                             Company, then the Company's
                                             obligation to use its best efforts
                                             to register, qualify or comply
                                             under this Section 1.2 shall be
                                             deferred for a period not to exceed
                                             ninety


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                                             days from the date of receipt of
                                             written request from the Initiating
                                             Holders, provided that the Company
                                             may not use this right more than
                                             once in any twelve month period.

         Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. The Company agrees that the Holders, by signing this Agreement, shall be deemed to have made a written request pursuant to Section 1.2(a) that the Company effect a registration covering 400,000 shares of the Registrable Securities, and the Company agrees to use it best efforts to file a registration statement covering such 400,000 shares within 20 business days after the effective date of the Four Corners Registration Statement.

         The Company will use its best efforts to consummate the initial financing being arranged by Four Corners and to promptly file the Four Corners Registration Statement thereafter and will make commercially reasonable efforts to prosecute the Four Corners Registration Statement to effectiveness.


                  (b) Underwriting. In the event that a registration pursuant to Section 1.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to participate in such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

         The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all participating Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocable among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other shareholders) in such



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registration if the underwriter so agrees and if the number of Registrable
Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

         If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders.

         1.3      Company Registration.

                  (a) Notice of Registration. If, at any time prior to the second anniversary of the effective date of the Four Corners Registration Statement, the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a transaction under Rule 145 under the Securities Act, (iii) a registration effected pursuant to Sections 1.2 or 1.4 hereof, or (iv) the Four Corners Registration Statement or any subsequent registration statement filed with respect to shares owned by the selling shareholders in the Four Corners Registration Statement, the Company will:

                           (i) Promptly give to each Holder written notice thereof; and

                           (ii) Include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty days after receipt of such written notice from the Company, by any Holder.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to
                           Section 1.3 shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of Holders holding a majority of the Registrable Securities to be included in such registration. Notwithstanding any other provision of this Section 1.3, if the managing underwriter determines that marketing factors require limitation of the number of shares to be underwritten, the



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                           managing underwriter may limit the Registrable
                           Securities to be included in such registration. The Company shall so advise all Holders and the number of shares of securities that may be included in the registration and underwriting (other than on behalf of the Company) shall first be allocated on a pro rata basis among all other Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders. No securities of the Company held by the Holders shall be included in any registration and underwriting to which this section applies if the number of shares held by parties who have exercised a right to demand the registration of such shares that would otherwise have been included in such registration and underwriting will thereby be limited. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

         1.4 Selling Expenses. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

         1.5 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

                  (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty days or such shorter period during which the distribution described in the Registration Statement has been completed.

                  (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

                  (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

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                  (d)      Use its best efforts to register and qualify the
                           securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. (Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.)

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.


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         1.6      Indemnification.

                  (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such person within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such person in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statements or omission (or alleged untrue statement or omission), made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein or the preparation thereby.

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
                           Section 15 of the Securities Act, and each other such Holder, each of its


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                           officers and directors and each person controlling
                           such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereby. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the aggregate proceeds received by such Holder from the sale of Registrable Securities in such registration.

                  (c)      Each party entitled to indemnification under this
                           Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
                           Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any


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                           settlement which does not include as an unconditional
                           term thereof the giving by claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


         1.7 Information by Holder. The Holders of securities included in any registration shall furnish to the Company such information regarding such Holders, the Registrable Securities held by them and the distribution proposed by such Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.


         1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times.

                  (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of Company under the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act").

                  (c) So long as a Holder owns any Registrable Securities to furnish to Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

         1.9 Transfer of Registration Rights. The rights to cause the Company to register securities granted to the Holders under this Agreement may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such assignment or transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee agrees to be bound by the terms and conditions of this Agreement, (iii) either (A) such assignee or transferee acquires at least 100,000 shares of Registrable Securities (appropriately adjusted for stock splits, combinations, dividends, distributions and recapitalizations) not sold to the


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                  public, or (B) such assignee or transferee is a partner,
                  shareholder, subsidiary, affiliate, family member, family trust or the estate of the Holder, and (iv) such assignment does not increase the number of registration statements the Company must file.

         2.       Miscellaneous.

                  2.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Georgia.

                  2.2 Survival. The covenants and agreements made herein shall survive any investigation made by any Holder and the closing of the settlement contemplated hereby.

                  2.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  2.4 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other party in any manner by any covenants or agreements except as specifically set forth herein.

                  2.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to any Holder, at such Holder's address as set forth in the Company's records, or at such other address as such Holder shall have furnished to the Company in writing, or
                           (b) if to the Company, at the Company's address at 3343 Peachtree Road, Suite 530, Atlanta, Georgia 30326, or at such other address as the Company shall have furnished to such Holders in writing.

                  2.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default under this Agreement thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other


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                           breach or default theretofore or thereafter
                           occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specially set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to any Holder shall be cumulative and not alternative.

                  2.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  2.8 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         This Agreement is hereby executed as of the date first above written.

                                   FLIGHTSERV.COM, a Delaware corporation

                                   By:
                                      -----------------------------------------

                                   Name:
                                        ---------------------------------------

                                   Title:
                                        ---------------------------------------


                                   THE HOLDERS


                                   --------------------------------------------
                                   Langdon S. Flowers, Jr.


                                   --------------------------------------------
                                   Langdon S. Flowers, Sr.


                                   --------------------------------------------
                                   George McIntosh



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

                                Exhibit A to
                          Registration Rights Agreement


        Name of Holder                              Number of Shares Owned
        --------------                              ----------------------

        1.     Langdon Flowers, Jr.                 196,520 PLUS 781,776*

        2.     Langdon Flowers, Sr.                  56,640 PLUS 344,792

        3.     George McIntosh                      146,840 PLUS   95,215















* Simultaneously with the execution hereof, 127,100 shares have been transferred to The Community Foundation of Southwest Georgia, Inc. and 69,420 shares have been transferred to The Community Foundation of Southwest Georgia, Inc. as Trustee for the Langdon S. Flowers, Jr. and Amanda T. Flowers Charitable Remainder Unitrust. Upon receipt by the Company of an undertaking that such transferees agree to be bound by the terms and conditions of this Agreement, such transferees shall become Holders hereunder.



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